As filed with the Securities and Exchange Commission on August 27, 2003	Registration No. 333-41228

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MDSI MOBILE DATA SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction or incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

10271 Shellbridge Way Richmond, British Columbia, Canada V6X 2W8 Address and zip code of Principal Executive Offices

MDSI Mobile Data Solutions Inc. — 1998 Stock Option Plan
For Connectria Corporation (formerly Catalyst Solutions Group, Inc.)
(Full titles of the plan)

Evergreen Corporate Services, Inc. 33713 – 9th Avenue South Federal Way, Washington 98003-6762 (Name and address of agent for service)

(253) 874-2949
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-41228) is being filed with the Securities and Exchange Commission to terminate the offering and to remove from registration the common shares that were registered but which remain unsold as of the date of this amendment.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, on this 30th day of April, 2003.

MDSI MOBILE DATA SOLUTIONS INC. By: /s/ Erik Dysthe Erik Dysthe, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Erik Dysthe Erik Dysthe	President and Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	April 30, 2003

/s/ Verne D. Pecho Verne D. Pecho	Vice-President - Finance and Administration and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	April 30, 2003

* Robert C. Harris, Jr.	Director	April 30, 2003

* Terrence P. McGarty	Director	April 30, 2003

* Marc Rochefort	Director	April 30, 2003

/s/ Peter Ciceri Peter Ciceri	Director	April 30, 2003

/s/ David Van Valkenburg David Van Valkenburg	Director (Authorized U.S. Representative)	April 30, 2003

*By: /s/ Erik Dysthe Erik Dysthe, Attorney-in-fact